                                                                    Exhibit 10.6

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("the Agreement") is made and entered into on __________________, 1996, with an effective date of May 1, 1996, by and between St. Anthony Publishing, Inc., a Delaware corporation ("the Company") and Peter
L. Bower ("the Employee").

                                   RECITALS:
                                   ---------

     The Company is engaged in the business of publishing reference manuals, newsletters and other publications and providing consulting and training services related to the health care industry. The Company desires to hire Employee, and Employee desires to be employed by the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

          1.   Employment.  The Company agrees to employ Employee and Employee
               ----------
agrees to serve the Company upon the terms and conditions hereinafter set forth. Employee shall serve as Treasurer and Chief Financial Officer of the Company. Employee hereby accepts such employment and agrees to perform the foregoing duties and to render any such other services and duties as are reasonably assigned from time to time by the Company.

          2.   Performance of Employee's Duties.  Employee agrees to devote his
               --------------------------------
full time to the faithful performance of his duties for the Company and to render service to the Company to the best of his ability, experience and talent to the satisfaction of the Company. Such duties shall be rendered at such place or places in Reston, Virginia as the Company shall require in accordance with the best interests, needs, business and opportunities of the Company.

          3.   Term of Employment.  The term of employment shall be for a period
               ------------------
of one (1) year, commencing on May 1, 1996, and ending on April 30, 1997, unless sooner terminated as provided herein. This Agreement shall be extended for additional periods of one (1) year, unless a notice of non-renewal is given by one party to the other at least thirty (30) days prior to the annual renewal date.

          4.   Compensation.  The Company shall pay and Employee shall accept as
               ------------
full consideration for the services to be rendered hereunder compensation consisting of the following:

               a.   Base Salary.  The Company shall pay Employee a base salary
                    -----------
("Base Salary"). During the first twelve month period of employment (May 1, 1996 through April 30, 1997), the Base Salary will be One Hundred Sixty Thousand and no/100ths DOLLARS ($160,000.00) per year.

               b.   Other Benefits.  The Company shall provide Employee with
                    --------------
other fringe benefits substantially similar to the benefits normally provided other Company employees holding senior management positions.

               c.   Vacation.  Employee shall be entitled to paid vacation and
                    --------
other leave (e.g., sickness and personal days) in accordance with the Company's personal time off policy applicable to other Company employees holding positions and performing duties substantially similar to Employee.

               d.   Expenses.  After prior approval by the Company, the Company
                    --------
shall pay directly Employee's license fees, membership dues in professional associations, and subscriptions to professional journals. After prior approval by the Company and subject to submission of proper documentation as required by the Company, Employee will be reimbursed for all reasonable expenses (such as travel, seminars, entertainment) incurred by his in the discharge of his duties to the Company. If any travel, entertainment, membership dues, license fees, subscriptions, salary or other expense, paid or incurred by the Company to or on behalf of Employee is disallowed in whole or in part as a deductible expense of the Company for federal income tax purposes, Employee shall reimburse the Company to the full extent of the disallowed portion. Such reimbursement shall be made within sixty (60) days after the date on which the Company pays the deficiency with respect to such amount. It is further understood that the Company shall not be required to defend or challenge any proposed disallowance by the Internal Revenue Service and the amount required to be reimbursed by the Employee shall be the amount, as finally determined by agreement or otherwise, actually disallowed as a deduction.

          5.   Confidentiality.
               ---------------

               a. Employee shall, during and after his term of employment with the Company: (i) keep confidential all Confidential Information (as defined in paragraph 5b below) at any time known to him concerning the Company or any of its clients, (ii) not disclose or use any Confidential Information for non-business reasons or for the Employee's benefit, (iii) not disclose any Confidential Information to third parties without the Company's prior written permission, (iv) exercise reasonable care to prevent dissemination of Confidential Information to third persons, (v) not make copies of documents, including, without limitations drawings, notebooks, reports, and video or audio recordings, which embody any Confidential Information, unless necessary for the performance of the Employee's duties as assigned by the Company, (vi) return to the Company any documents, including without limitation, drawings, notebooks, reports, video or audio recordings, that contain Confidential Information and are in the Employee's possession whenever the Employee may leave the Company's employment and (vii) not disclose or use Confidential Information in any way that might injure or jeopardize the operations of the Company or any of its clients.

               b. As used in this Agreement, "Confidential Information" shall include any information regarding the operations of the Company or of any of its clients, which information is of a special, unique, or non-public nature, including, but not limited to (i) business or marketing strategies, (ii) design, engineering, financial and personnel matters, regardless of whether any such

Confidential Information is labeled or otherwise treated as confidential, material, or important, (iii) Proprietary Information (as hereinafter defined), and (iv) Trade Secrets (as hereinafter defined).

               c. As used in this Agreement, "Proprietary Information" shall include any and all proprietary property of the Company, including but not limited to all techniques, processes, devices, training materials, charts, manuals, payroll, and improvements thereto together with the names and identities of all clients and prospective clients, price lists, suppliers and all other informa tion or materials which the Company may from time to time designate and treat as confidential and proprietary or as a trade secret.

               d. As used in this Agreement, "Trade Secrets" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the Company's business and which provides the business an advantage, or an opportunity to obtain an advantage, over those who do not know or use it, irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art or file to which the subject matter pertains. Trade Secret includes any scientific, technical or commercial information, including any design, process, procedure, list of suppliers, list of customers, business code, sales or installation technique, or improvement thereof. Trade Secrets also include information (not readily compiled from publicly available sources) which has been made available to Employee during the course of his employment, including but not limited to the names, addresses, telephone number, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the Company, as well as specific job listings from companies with whom the Company does, or attempts to do business, as well as mailing lists, computer runoffs, financial or other information not generally available to others, and all information defined as a trade secret by applicable Virginia law.

               e. Employee agrees that he is under no obligation to any former employer which is in any way inconsistent with this Agreement or which imposes any restriction on behalf of the Company. Employee also acknowledges that he has been instructed that during the term of employment by the Company, he is not to divulge to the Company, its employees or its consultants any confidential information obtained from any previous employers or any other person.

          6.   Non-Competition.
               ---------------

               a. Employee agrees that while employed by the Company and for a period of two (2) years following the termination or expiration of his employment with the Company, whether voluntary or involuntary (the "Termination Date") (such two year period shall be referred to as the "Noncompetition Period"), he will not, for himself or on behalf of any person, partnership, trust, corporation or other entity other than the Company for whatever reason:

                    (1) Engage, directly or indirectly (either as an employee, officer, director, partner, shareholder, consultant or independent contractor), in any business substantially similar to that carried on by the Company as of the Termination Date within those areas in the United States in which the Company is doing business as of the Termination Date or in which, at the time of the Termination Date, the Company contemplates doing business (the "Noncompetition Area"). Employee further agrees that during the Noncompetition Period he will not be connected, directly or indirectly, with any person, firm or corporation engaged in a business of the character now or hereafter carried on or contemplated by the Company within the Noncompetition Area and that he will not directly or indirectly be employed or become a partner, officer or stockholder of any corporation engaged in such business within said Noncompetition Area;

                    (2) Engage, directly or indirectly (either as an employee, officer, director, partner, shareholder, consultant or independent contractor), in providing services or products or offering to provide products or services of the kind provided by the Company as of the Termination Date for those customers of the Company for whom the Company: (i) is engaged in providing services or products as of the Termination Date, or (ii) has either provided services or products within the twelve (12) month period prior to the Termination Date, or
(iii) has contacted, as of the Termination Date, for the purpose of offering to provide services or products (all of which are hereinafter referred to as the "Clients");

                    (3) Solicit or attempt to solicit those Clients for the purposes of providing or offering to provide any services or products of a type which the Company provides or contemplates providing as of the Termination Date, on behalf of those Clients, whether directly or through any other persons, partnerships, corporations or other entities; or

                    (4) Directly or indirectly, for himself or any other person or entity, employ or solicit for employment, including without limitation, recommending to any subsequent employer the solicitation for employment of any person then employed by the Company or any person who was employed by the Company within the preceding twelve (12) months. For purposes of this paragraph, indirect interests shall include interests held by Employee's family members or any partner in a partnership in which he has a twenty percent (20%) or greater partnership interest.

               b. If in any judicial proceeding, a court shall refuse to enforce this Agreement, whether because the Noncompetition Period is too long or because the restrictions contained herein are more extensive (whether as to geographic area, scope of business or otherwise) than is necessary to protect the business and goodwill of the Company, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in such proceedings.

               c. If the Company or its successors in interest shall make application to a court of competent jurisdiction for injunctive relief, then the Noncompetition Period specified herein shall be tolled from the time of application for injunctive relief until the date of final adjudication of the claim for injunctive relief. Additionally, Employee waives, to the greatest extent permissible, any requirement that the Company post bond or other security as a precondition to an injunction, whether temporary or permanent.

          7.   Remedies.  Employee acknowledges that compliance with Paragraphs
               --------
5 and 6 of this Agreement is necessary to protect the goodwill and other proprietary interests of the Company and that a breach of either paragraph will give rise to irreparable and continuing injury to the Company which is not adequately compensable in monetary damages or at law. Accordingly, Employee agrees that the Company, its successors and assigns may obtain injunctive relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available to it under this Agreement without the necessity of proving actual damages. Employee also waives, to the full extent permitted by law, any requirement that a bond be provided as a condition of the Company obtaining temporary or permanent injunctive relief. Employee further acknowledges that in the event of his termination or expiration of employment with the Company, his knowledge, experience and capabilities are such that Employee can obtain employment in business activities which are of a different or noncompeting nature than those performed in the course of employment with the Company, and that the enforcement of a remedy hereunder by way of injunction will not prevent Employee from earning a reasonable livelihood.

          8.   Death, Incapacity or Illness of Employee.
               ----------------------------------------

               a. If Employee dies during the term of this Agreement, the Company shall pay to the estate of the Employee only the compensation which is then owing Employee. Except as herein provided, the death of Employee shall terminate this Agreement and discharge the Company from any further liability for the payments provided herein.

               b. In the event Employee becomes disabled, ill or unable to perform his duties under this Agreement, his salary compensation may continue as provided under the Company's short and/or long term disability plans. After the expiration of this time period or if Employee does not qualify under such disability plans, Employee's salary compensation will be suspended until the Employee can resume performance of his duties during the remaining term of this Agreement.

          9.   Termination for Cause.  The Company may terminate this Agreement
               ---------------------
immediately without liability or further obligation hereunder upon written notice to Employee if Employee commits any one or more of the following acts:

               a. Willful damaging of the Company's property, business, reputation or goodwill;

               b.   Commission of a felony;

               c.   Death, theft, dishonesty, fraud or embezzlement;

               d. Inattention to or neglect of the duties to be performed by Employee which is not the result of illness or accident;

               e. Possession of and/or consumption of alcoholic beverages or unprescribed drugs or narcotics or misuse of prescribed drugs, while on duty, during work breaks or on Company property;

               f. Reporting for work under the influence of alcoholic beverages or with illegal drugs or unprescribed controlled substances in Employee's body and/or refusing to submit to drug screening tests or failing a drug screening test;

               g.   Willfully injuring of any other employee of the Company;

               h. Willfully injuring any person in the course of performance of services for the Company;

               i. Disclosing to a competitor or other unauthorized persons Confidential Information;

               j. Solicitation of business on behalf of a competitor or a potential competitor;

               k. Sexual harassment of any other employee of the Company or the commission of any act which otherwise creates an offensive work environment for other employees of the Company; or

               l. Failure of Employee for any reason within five (5) days after receipt by Employee of written notice thereof from the Company, to correct, cease or otherwise alter any insubordination, failure to comply with instructions or Company policies, rules or procedures or other act or omission to act that in the opinion of the Company does or may adversely affect its business or operations.

The Company shall not be limited to termination as a remedy for any improper or illegal act of Employee, but may also seek damages, injunction or such other remedy as it may deem appropriate under the circumstances.

          10.  Accounting for Profits.  Employee covenants and agrees that if he
               ----------------------
violates any of the provisions of this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Employee has realized and/or may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Agreement.

          11.  Assignment of Proprietary Information.
               -------------------------------------

               a. Except as may be required in the course of employment by the Company, Employee agrees that any and all Proprietary Information and/or Trade Secrets which Employee has made, conceived of, developed or originated, either individually or jointly with any other person or persons at any time during the term of this Agreement, including the Noncompetition Period, whether during working hours or any other time, which relate in any way to the business or the type of business now or hereafter engaged in or contemplated by the Company during the period of Employee's employment or which result from or may be suggested by any work Employee does for the Company or at the Company's request, shall be the property of the Company.

               b. Employee shall promptly disclose and assign such Proprietary Information and/or Trade Secrets to the Company's representatives and do all such acts, and execute and deliver all such documents, as may be necessary to vest in the Company the title to all such Proprietary Information and/or Trade Secrets and enable the Company to properly prepare and prosecute any and all applications for patents, trademarks or copyrights thereon as well as all reissues, renewals and extensions thereof, so that the Company shall be the sole and absolute owner of all right, title and interest in said proprietary property. It is understood and agreed that the words "which relate in any way to the business or the type of business now or hereafter carried on or contemplated by the Company" shall properly cover any reasonable development or extension of the Company's field of operation. These obligations shall continue beyond the termination or expiration of Employee's employment with respect to inventions, discoveries and developments conceived or made by Employee during the period of employment and shall be binding on Employee's assigns, executors, heirs, administrators and other legal representatives. Employee agrees that all correspon dence, drawings, reports, ideas, blueprints, manuals, letters, notes, analyses, notebooks, reports, charts, programs, proposals or any other documents concerning the Company's customers or products or processes, whether or not prepared by and in the course of employment, alone or in conjunction with others, is the property of the Company. Employee further agrees that upon termination or expiration of employment for any reason, Employee shall promptly return to the Company any such documents in his possession, custody or control.

               c. Employee will, without expense to himself, give such true information and testimony under oath as may be requested of him by the Company relative to any Proprietary Information that is subject to disclosure to the Company under the terms hereof.

          12.  Dissolution, Merger or Sale of Company.
               --------------------------------------

               a. In the event the Company should be dissolved during the term of this Agreement, the balance of the payments due under Paragraph 4 shall be considered a debt of the Company and shall not be discharged by reason of such dissolution.

               b. In the event of the sale, merger or consolidation of the Company, Employee agrees that the Company may assign its rights and obligations hereunder to its successor or purchaser.

          13.  Limitations on Other Employment.  During Employee's employment
               -------------------------------
with the Company, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than Company, and will not be engaged in any business, enterprise or undertaking other than employment by the Company, without prior written permission from the Board of Directors of the Company.

          14.  Return of Records.  On termination of employment, Employee shall
               -----------------
deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Employee's possession or under his control and that are the property of the Company or relate to the employment or to the business of the Company.

          15.  Waiver or Modification.  No waiver or modification of this
               ----------------------
Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

          16.  Complete Agreement.  This written Agreement contains the sole and
               ------------------
entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on her or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with him or its dealing with the other.

          17.  Choice of Law.  This Agreement and the performance hereunder and
               -------------
all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Virginia. In any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Virginia shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted. All actions under this Agreement shall be taken in a court of competent jurisdiction within Fairfax County, Virginia and Employee hereby waives and agrees that he shall not assert that such forum is inconvenient.

          18.  Binding Effect of Agreement.  This Agreement shall be binding
               ---------------------------
upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

          19.  Life Insurance.  Inasmuch as the services of Employee are
               --------------
important to the success or failure of the Company, the Company may, by its sole discretion, purchase disability insurance or insurance on the life of Employee during the term hereof in such amounts as Company shall determine appropriate. Such insurance shall be owned by the Company, the Company shall be the sole beneficiary, and all premiums therefor shall be paid by the Company. Employee agrees to cooperate with the reasonable requirements of the Company and/or its insurance carriers as necessary to obtain such insurance, including submitting to any and all necessary medical examinations.

          20.  Invalid Provision.  The invalidity or unenforceability of a
               -----------------
particular provision of this Agreement shall not effect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          21.  Costs of Enforcement.  In the event either party initiates action
               --------------------
to enforce his, her or its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees, whether suit be brought or not (jointly referred as to "Expenses"). As used herein, Expenses include expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of Virginia from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph. For this purpose, the court is requested by the parties to award actual costs and attorneys' fees incurred by the substantially prevailing party, it being the manifest intention of the parties that the substantially prevailing party be completely reimbursed for all such costs and fees. The parties request that inquiry by the court as to the fees and costs shall be limited to a review of whether the fees charged and hourly rates for such fees are consistent with the fees and hourly rates routinely charged by the attorneys for the substantially prevailing party.

          22.  Assignment.  This Agreement shall be construed as a contract for
               ----------
personal services by Employee to the Company and shall not be assignable by Employee.

          23.  Strict Construction.  This Agreement was the joint, negotiated
               -------------------
product of the parties. Therefore, neither party shall advance a position that any provision hereof should be more strictly construed against the other party on the basis that such other party prepared such provision.

          24.  Cumulative Rights.  Unless otherwise provided herein, all rights,
               -----------------
powers and privileges conferred upon the parties by law, this Agreement or otherwise shall be cumulative.

          25.  Waiver.  No failure of any party to exercise any power given such
               ------
party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof shall constitute a waiver of the parties' right to demand exact compliance with the terms hereof.

          26.  Survival.  The provisions of this Agreement shall continue and
               --------
survive the closing hereof unless or until there is a completion and fulfillment of all the conditions, covenants and warranties herein.

          27.  Time.  Time is of the essence of this Agreement.
               ----

          28.  Notices.  All notices, requests, demands and other communications
               -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to the parties' current addresses or to such other addresses as the parties request in writing.

          29.  Singular/Plural Feminine/Masculine, Successors or Assigns.  All
               ---------------------------------------------------------
references as used herein shall include male and female, singular and plural, and successors or assigns in the use of a corporation, partnership, individual or entity in any place or places herein in which the context may require or permit such substitution, substitutions or designations.



                            DELIBERATELY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.



Witnesses:
                                   ______________________________________
                                           Peter L. Bower

______________________________


Print Name: __________________     Date:_________________________________


                                           St. Anthony Publishing, Inc.

Witness:

______________________________     By: __________________________________


Print Name:___________________     Its: _________________________________
                                                     "COMPANY"